Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Calvert Social Investment Fund:

We consent to the use of our reports, dated November 25, 2015, with respect to the financial statements of the Calvert Equity Portfolio and Calvert Large Cap Core Portfolio, each a series of Calvert Social Investment Fund, as of September 30, 2015, incorporated herein by reference, and to the reference to our firm under the heading “Financial Statements” in the Form N-14 Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 7, 2016